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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37440) pertaining to the HealthStream, Inc. Employee Stock Purchase Plan of our report dated May 19, 2006, with respect to the financial statements of the HealthStream, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2006.

                                         /s/ Ernst & Young LLP

Nashville, Tennessee
June 13, 2006